CANNABIS SCIENCE, INC.



FORM 8-K/A
(Current report filing)


Filed  07/14/09 for the Period Ending 07/09/09





     Address		548 MARKET STREET
			SUITE 16645
			SAN FRANCISCO, CA 94101
     Telephone		1-888-889-0888
     CIK		0001024626
     Symbol		CBIS
     SIC Code		1311 - Crude Petroleum and Natural Gas
     Industry		Biotechnology & Drugs
     Sector		Healthcare
     Fiscal Year	12/31


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): July 9, 2009

CANNABIS SCIENCE, INC.
  (Exact name of registrant as specified in its charter)

 Nevada
  (State or other jurisdiction of incorporation or organization)

 91-1869677
  (I.R.S. Employer Identification No.)

 000-28911
  (Commission file number)

 548 Market Street, Suite 16645, San Francisco, CA 94101
  (Address of principal executive office)

 1-888-889-0888
  (Issuer's telephone number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously Satisfy the filing obligation of the registrant under any of the following provisions:

  (   )  Written communications pursuant to Rule 425 under the Securities Act
          (17CRF 230.425)
  (   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CRF 240.14a-12)
  (   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CRF 240.14d-2(b))
  (   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act (17 CRF 240.13e-4(c))


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

With the Special Board Resolution held on July 9, 2009 it is hereby resolved with the majority of the board of directors and is called to immediately remove and terminate all corporate officer contracts with its President and CEO, Mr. Steven W. Kubby, who had failed to conduct his duty in the manner that it is in compliance with his fiduciary duties to preserve shareholders value and corporate integrity. Mr. Kubby is hereby removed from any banking authority on behalf of the Company and any negotiating or signing of any agreements on behalf of the Company.

Be it resolved that Dr. Robert Melamede remains as a Director and has been appointed to the position of President & CEO and Secretary effective immediately and continue the term until the next annual general meeting.

Be it resolved that Richard Cowan remains as a Director and has been appointed to Treasurer and Chief Financial Officer.

Be it resolved that Steven W. Kubby remains as a Director.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					CANNABIS SCIENCE, INC.

					By: /s/  Robert Melamede
Date : July 14, 2009		----------------------------------
						Dr. Robert Melamede
						CEO & Secretary